Exhibit 10.34

RETROCESSIONAL MEMORANDUM

for a

CESSION OF REINSURED RISK

under the

ACE FACULTATIVE RETROCESSIONAL AGREEMENT

between

ACE BERMUDA INSURANCE LTD.,

AS RETROCEDENT

and

ACE CAPITAL RE INTERNATIONAL LTD.,

AS RETROCESSIONAIRE

RETROCESSIONAL MEMORANDUM NO.:	[ACE]1999-003.

COVERED BUSINESS:

The Aggregate Excess of Loss Reinsurance Agreement entered into between the Retrocedent and the Original Reinsured dated as of May 25, 1999 (the “Reinsurance Agreement”). A copy of the Reinsurance Agreement is attached hereto as Exhibit 1 and incorporated herein.

ORIGINAL REINSURED:	Centre Insurance International Company.

TERM:	Incepting and terminating simultaneously with and on the same basis as the Reinsurance Agreement.

TYPE OF RETROCESSION:	Quota Share.

QUOTA SHARE PERCENTAGE:	100%.

LOSS ADJUSTMENT EXPENSES:	Applicable.

PREMIUM:	The Quota Share Percentage of the Reinsurance Premium payable under the Reinsurance Agreement subject to adjustment as per the terms of the Reinsurance Agreement.

CEDING COMMISSION:	Nil.

TAXES:	N/A.

REPORTS:	The Retrocedent shall forward to the Retrocessionaire all reports provided to the Retrocedent under the Reinsurance Agreement within five business days of receipt thereof.

CASH LOSS AMOUNT:	Applicable for loss amounts in excess of $0.

CURRENCY; EXCHANGE RATE:	As per terms of Reinsurance Agreement.

The cession evidenced by this Retrocessional Memorandum shall be subject to all the terms and conditions contained in the ACE Facultative Retrocessional Agreement dated as of January 1, 1998 between the parties, which the undersigned hereby acknowledge as being an agreement between and binding upon the undersigned.

SUBMITTED BY:		ACCEPTED BY:

ACE BERMUDA INSURANCE LTD.		ACE CAPITAL RE INTERNATIONAL LTD.

BY:	/s/ Andrew M. Gibbs	BY:	/s/ Stephen Donnarumme

NAME:	Andrew M. Gibbs	NAME:	Stephen Donnarumme

TITLE:	CFO / COO	TITLE:	COO

DATE:	Jan 22, 04	DATE:	22 Jan 04